Exhibit 16.1

April 25, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:          MYnd Analytics, Inc.

File No. 001-35527

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated April 25, 2017 of MYnd Analytics, Inc. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP